UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CNL Lifestyle Properties, Inc.

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CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

November 5, 2014

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Lifestyle Properties, Inc. (the “Company”) on Wednesday, December 10, 2014 at 9:30 a.m. Eastern Time, at CNL Center at City Commons, 450 South Orange Avenue 13th Floor, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “2014 Annual Meeting”). The Company’s board of directors (the “Board”) and executive officers look forward to greeting you personally. Enclosed for your review are: the proxy card, the proxy statement with the notice setting forth the business to come before the 2014 Annual Meeting, and the Company’s 2013 annual report to shareholders.

In the accompanying proxy statement, the Board is requesting that you consider (i) the election of five (5) directors; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014.

The Board unanimously recommends that you vote “FOR ALL” to elect each of the nominated directors; and “FOR” to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014.

Your vote is critical. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. You may authorize your proxy by Internet or telephone or vote by mailing your completed proxy card. Please authorize your proxy today. Authorizing a proxy will ensure your representation at the 2014 Annual Meeting if you choose not to attend and vote in person. Thank you for your attention to this matter.

Sincerely,

James M. Seneff, Jr.

Chairman of the Board

Stephen H. Mauldin

President and Chief Executive Officer

CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2014 Annual Meeting to be held December 10, 2014

To Our Stockholders:

Notice is hereby given that the annual meeting of stockholders of CNL Lifestyle Properties, Inc., a Maryland corporation (the “Company”), will be held at CNL Center at City Commons, 450 South Orange Avenue, 13th Floor, Orlando, Florida 32801 on December 10, 2014 at 9:30 a.m. Eastern Time (such meeting, and any adjournment or postponement thereof, the “2014 Annual Meeting”) for the following purposes:

1.	To consider and vote upon the election of five (5) directors of the Company for terms expiring at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) and until their successors are duly elected and qualify;

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s Board of Directors does not know of any matters that may be voted upon at the 2014 Annual Meeting other than the matters set forth in the proposals listed above.

Only stockholders of record at the close of business on November 4, 2014, are entitled to notice of, and to vote at, the 2014 Annual Meeting.

Stockholders are cordially invited to attend the 2014 Annual Meeting in person. All stockholders, whether or not they plan to attend the 2014 Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also authorize your proxy by Internet or telephone by following the instructions on the proxy card. It is important that your shares be voted. By authorizing your proxy promptly, you can help the Company avoid additional expenses to ensure that a quorum is met so the 2014 Annual Meeting can be held. If you decide to attend the 2014 Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
Holly J. Greer
November 5, 2014 Orlando, Florida	Secretary

PROXY STATEMENT

CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished by the board of directors (the “Board”) of CNL Lifestyle Properties, Inc., a Maryland corporation (the “Company”), in connection with the solicitation by the Board of proxies to be voted at the annual meeting of stockholders to be held at 9:30 a.m. Eastern Time on December 10, 2014 at the Company’s offices located at CNL Center at City Commons, 450 South Orange Avenue, 13th Floor, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “2014 Annual Meeting”) for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on November 4, 2014 (the “Record Date”) will be entitled to notice of, and to vote at, the 2014 Annual Meeting. This proxy statement, the proxy card and the notice setting forth matters upon which stockholders are entitled to vote are first being mailed to stockholders on or about November 10, 2014.

As of November 4, 2014, there were 325,199,911 shares of common stock of the Company outstanding and entitled to vote. As of the Record Date, officers and directors of the Company had the power to vote, as determined by the rules of the U.S. Securities and Exchange Commission (the “Commission”), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

Your vote is important. You can save the Company the expense of a second mailing by authorizing your proxy promptly.

A proxy card is enclosed for your use. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Authorizing your proxy will not limit your right to vote at the 2014 Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the 2014 Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the 2014 Annual Meeting. If you authorize your proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted (i) “FOR ALL” to elect the five (5) nominees for director named herein; and (ii) “FOR” to ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014. With respect to any other business that may properly come before the stockholders for any vote at the 2014 Annual Meeting, your shares will be voted in the discretion of the proxy holder.

Quorum; Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the 2014 Annual Meeting. If a share is represented for any purpose at the 2014 Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. The presence, in person or by proxy, of the holders of 50% of the outstanding shares of common stock entitled to vote at the 2014 Annual Meeting constitutes a quorum. A stockholder may withhold his or her vote in the election of directors or may abstain with respect to each other item submitted for stockholder approval. Withheld votes, abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of shares held in street name and the broker does not have discretionary authority to vote uninstructed shares on non-routine matters.

The affirmative vote of a majority of the votes actually cast at the 2014 Annual Meeting is required for the election of each director. Abstentions, broker non-votes and withheld votes will have no effect on the vote for each nominee for director.

The affirmative vote of a majority of the votes cast in person or by proxy at the 2014 Annual Meeting is required for the ratification of the Board’s appointment of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014, provided a quorum is present. Abstentions will have no effect on the outcome of the proposal. Because brokers have discretionary authority to vote on routine proposals, there will not be any broker non-votes with respect to the ratification of the appointment of the Company’s independent registered certified public accounting firm.

If sufficient votes for approval of any of the matters to be considered at the 2014 Annual Meeting have not been received prior to the meeting date, the Company intends to postpone or adjourn the 2014 Annual Meeting in order to solicit additional votes with respect to that matter. The form of proxy the Company is soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the 2014 Annual Meeting. At any postponed or adjourned meeting, the Company will vote any proxies received in the same manner described in this Proxy Statement with respect to the original meeting.

Proxy Authorization by Internet or Telephone

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access also may authorize proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If you have questions about authorizing your proxy by telephone or Internet, call Broadridge Investor Communications Solutions, Inc., the Company’s proxy solicitor (“Broadridge”), toll free at 1-855-737-3180.

Please refer to the enclosed proxy card for instructions on how to authorize your proxy. If you choose not to authorize a proxy by telephone or Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Revocation of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is being revoked, (2) by presentation before or at the 2014 Annual Meeting of a subsequent proxy properly executed by the person executing the prior proxy, or (3) by attendance at the 2014 Annual Meeting and voting in person.

Solicitation Expenses

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors and officers of the Company, or certain employees of CNL Capital Markets Corp., CNL Securities Corp., and affiliates of the Company’s advisor, CNL Lifestyle Advisor Corporation (the “Advisor”), without special compensation therefor. The Company has also retained the services of Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies for an anticipated maximum fee of approximately $14,500, plus reimbursement for reasonable out-of-pocket expenses.

Notice of Internet Availability of Proxy Materials

In accordance with the Commission’s rules and regulations, in addition to mailing printed copies of proxy materials to stockholders, the Company is also providing access to these materials via the Internet. As more fully described on the proxy card, stockholders may access and review the Company’s proxy materials, authorize their proxies and/or elect to receive next year’s proxy materials electronically via the web address provided below.

This Proxy Statement and the Company’s 2013 Annual Report to

Shareholders are available at www.proxyvote.com.

Where to Obtain More Information

The mailing address of the principal executive offices of the Company is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxies should be sent to the attention of the Company’s Secretary, Holly J. Greer, at this address.

The Company makes available free of charge on its website www.cnllifestylereit.com the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report on Form 10-K”), as well as all other filings as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Commission.

A copy of the Company’s 2013 Annual Report on Form 10-K that was filed with the Commission will be furnished without the accompanying exhibits to stockholders without charge upon written request sent to the Company’s Secretary, Holly J. Greer, at the Company’s office. Each such request must set forth a good faith representation that as of November 4, 2014, the person making the request was the beneficial owner of common stock entitled to vote at the 2014 Annual Meeting. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to the Company’s 2013 Annual Report on Form 10-K.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The persons named below have been nominated by the Board for election as directors to serve until the 2015 annual meeting of stockholders and until their successors have been elected and qualify. A majority of the Company’s directors are required to be independent, as that term is defined in the Charter and as set forth below under “Board Leadership Structure: Independence and Role in Risk Oversight” (the “Independent Directors”). James M. Seneff, Jr. has been a director since the Company’s inception in August 2003. Thomas K. Sittema has served as a director since April 2012. Dr. Bruce Douglas and Robert J. Woody have served as Independent Directors since March 2004. Adam Ford has served as an Independent Director since October 2012.

Set forth below is each nominee’s name, age, principal occupation or employment during the periods indicated and other biographical information.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend. The affirmative vote of a majority of all of the votes actually cast at the 2014 Annual Meeting is required for the election of directors.

The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees.

Set forth below is each nominee’s name, age, principal occupation or employment during the periods indicated, and other biographical information.

The Board unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board:

James M. Seneff, Jr.

Thomas K. Sittema

Bruce Douglas

Robert J. Woody

Adam Ford

Directors and Executive Officers as of October 31, 2014.

Name	Age	Position
James M. Seneff, Jr.	68	Director and Chairman of the Board
Thomas K. Sittema	55	Director and Vice Chairman of the Board
Adam J. Ford	42	Independent Director and Audit Committee Financial Expert
Bruce Douglas	81	Independent Director
Robert J. Woody	70	Independent Director
Stephen H. Mauldin	46	President and Chief Executive Officer (Principal Executive Officer)
Joseph T. Johnson	39	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Ixchell C. Duarte	47	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Holly J. Greer	42	General Counsel, Senior Vice President and Secretary

James M. Seneff, Jr. Chairman of the Board and Director. Mr. Seneff has served as the chairman of the Board and a director since the Company’s inception in 2003. He has served as a director of the Company’s current Advisor, CNL Lifestyle Advisor Corporation (December 2010 to present), and as a director of the managing member of the Company’s former advisor, CNL Lifestyle Company, LLC (2003 to December 2010). Mr. Seneff has also served as the chairman of the board of CNL Healthcare Properties, Inc., a public, non-traded REIT, since May 2011 and a director since its inception in June 2010, and as the chairman of its advisor, CNL Healthcare Corp., since its inception in June 2010. He has served as chairman of the board and a director of CNL Growth Properties, Inc., a public, non-traded REIT, since August 2009 and December 2008, respectively, and has served as a manager of its advisor, CNL Global Growth Advisors, LLC, since its inception in December 2008; chairman of the board and a director of Global Income Trust, Inc., a public, non-traded REIT, since April 2009 and March 2009, respectively, and a manager of its advisor, CNL Global Income Advisors, LLC, since its inception in December 2008. Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including executive chairman (January 2011 to present), chairman (1988 to January 2011), chief executive officer (1995 to January 2011) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company and the Company’s sponsor (“CNL” or the “Sponsor”), and chief executive officer and president (2008 to present) of CNL Financial Group, LLC. Mr. Seneff serves or has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public, non-traded REIT, and its advisor (1994 to 2005 (became self-advised)); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to February 2007); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); CNL Securities Corp., a FINRA-registered broker-dealer (1979 to May 2013); and CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNLBancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his B.A. in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisition, ownership and dispositions in a variety of public and private real estate investment vehicles. This experience strengthens the Board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of the Company’s strategic objectives.

Thomas K. Sittema. Vice Chairman of the Board and Director. Mr. Sittema has served as the vice chairman of the Board and a director since April 2012. Mr. Sittema served as the Company’s chief executive officer from September 2011 to April 2012 and has served as chief executive officer of the Advisor since September 2011. Mr. Sittema also serves as vice chairman of the board and a director of CNL Healthcare Properties, Inc., a public, non-traded REIT (April 2012 to present). He served as chief executive officer of CNL Healthcare Properties, Inc. from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. Mr. Sittema has served as chief executive officer of CNL, the Company’s Sponsor, (January 2011 to present) and as president (August 2013 to present) and previously served as vice president (February 2010 to January 2011). He has also served as chief executive officer and president of CNL Financial Group, LLC since August 2013 and has served as chief executive officer and a director of CNL Real Estate Group, Inc. (October 2009 to present) and president (August 2013 to present). Mr. Sittema also serves as chairman and a director of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company since October 2010. Mr. Sittema has also served as Corporate Capital Trust, Inc.’s chief executive officer since September 1, 2014. Mr. Sittema has served as chief executive officer and president of CNL Growth Properties, Inc. and Global Income Trust, Inc., public, non-traded REITs, and their advisors since September 1, 2014. Mr. Sittema holds various other offices with other CNL affiliates. Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema is a member, since February 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisition, ownership and disposition, which strengthens the Board’s collective knowledge, capabilities and experience.

Adam J. Ford. Independent Director and Audit Committee Financial Expert. Mr. Ford joined the Board as an Independent Director in October 2012. He currently serves as the Board’s Audit Committee financial expert and the Audit Committee’s chairman. Since March 2011 and July 2010, respectively, Mr. Ford has served as both general manager and chief financial officer of Crosland, LLC, a privately held real estate asset management company in Charlotte, NC (“Crosland”). Mr. Ford is responsible for disposition, recapitalization, strategic investments, asset management and financial reporting. Prior to his current role, Mr. Ford was Crosland’s senior vice president of strategy and finance from September 2009 to June 2010. From February 2008 to August 2011, Mr. Ford served as chief operating officer of Crosland’s Southeastern Investment Fund, where he directed Crosland’s efforts in acquiring and enhancing the value of land investments as part of their joint venture with Northwestern Mutual Life Company. Prior to his involvement with the joint venture, Mr. Ford served Crosland as vice president of residential development from March 2007 to January 2008. From May 2004 to February 2007, Mr. Ford served as Crosland’s vice president of operations in the residential division where he directed the company’s 120 person property operations team which managed more than 30 properties and 5,000+ units. He was also responsible for the division’s existing project financing, fee managed portfolio, and acquisition/disposition strategy and execution, overseeing capital transactions totaling more than $120 million. Mr. Ford was previously a consultant from 2002 to 2004 with Bain & Company located in Atlanta, GA where he provided strategic input to various clients in a variety of industries. Prior to that, Mr. Ford was an account executive in customer business development at The Procter & Gamble Company from 1994 to 2000. Mr. Ford received a B.S. in business administration from the University of North Carolina at Chapel Hill and a Masters in business administration from Harvard Business School.

As a result of these professional and other experiences, Mr. Ford possesses particular knowledge of business management and government relations, which strengthens the Board’s collective knowledge, capabilities and experience.

Bruce Douglas. Independent Director. Dr. Douglas joined the Board as an Independent Director in 2004. He has also served as an independent director of CNL Healthcare Properties, Inc., a public, non-traded REIT, from October 2010 through June 2013. Dr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. Dr. Douglas was the president of Sterling College from 2005 through 2008. Dr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer from 1975 to 2001. Dr. Douglas received his B.A. in physics from Kalamazoo College, a B.S. in civil engineering from the University of Michigan, an M.P.A. from Harvard University and a Ph.D. in history at the University of Toledo.

As a result of these professional and other experiences, Dr. Douglas possesses particular knowledge of real estate development and planning, which strengthens the Board’s collective knowledge, capabilities and experience.

Robert J. Woody. Independent Director. Mr. Woody joined the Board as an Independent Director in 2004. He served as an independent director of CNL Healthcare Properties, Inc., a public, non-traded REIT, from October 2010 until April 2012. He serves as a partner in Elgin Energy Partners, LLC, the general partner of a private equity limited partnership in Washington, D.C. (November 2008 to present). He also serves as chairman of Elgin Energy, LLC, an engineering, technology and exploration company located in Colorado (November 2008 to present). He served as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 through 2008) and as chief executive officer of Northstar Consulting Group, Inc. (2004 through 2005). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997 to 2002). Mr. Woody received a B.A. and a J.D. from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England.

As a result of these professional and other experiences, Mr. Woody possesses particular knowledge of business management and government relation, which strengthens the Board’s collective knowledge, capabilities and experience.

Stephen H. Mauldin. Chief Executive Officer and President. Mr. Mauldin has served as the Company’s chief executive officer since April 2012 and has served as the Company’s president and as president of the Company’s Advisor since September 2011. He served as chief operating officer of the Company from September 2011 to April 2012, and has served as chief operating officer and president of the advisor since September 2011. He also has served as president of each of CNL Healthcare Properties, Inc., a public, non-traded REIT, and its advisor since September 2011, chief executive officer of CNL Healthcare Properties, Inc. (since April 2012) and chief operating officer of each of CNL Healthcare Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Prior to joining the Company, Mr. Mauldin most recently served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as their chief executive officer, president and a member of their board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

Joseph T. Johnson. Senior Vice President, Chief Financial Officer and Treasurer. Mr. Johnson has served as the Company’s senior vice president since February 2007 and chief financial officer since August 2011. Mr. Johnson has also served as the Company’s treasurer since April 2012. He previously served as vice president of accounting and financial reporting (January 2006 to February 2007) and chief accounting officer (February 2007 to August 2011). He served in comparable positions at CNL Lifestyle Properties, Inc.’s former advisor, CNL Lifestyle Company, LLC, and has served as senior vice president of its current Advisor, CNL Lifestyle Advisors Corporation, since March 2014 and previously served as senior vice president of finance (April 2011 to November 2013) and chief accounting officer (December 2010 to November 2013). Mr. Johnson has also served as senior vice president since June 2010, chief financial officer since August 2011 and treasurer since April 2012, of CNL Healthcare Properties, Inc., a public, non-traded REIT. He previously served as its chief accounting officer (June 2010 to August 2011) and secretary (June 2010 to March 2011). Mr. Johnson has also served as senior vice president of its advisor since March 2014 and served as chief financial officer (November 2013 to March 2014), chief accounting officer (June 2010 to November 2013) and senior vice president of finance (April 2011 to November 2013). Mr. Johnson was previously employed by CNL Hospitality Corp. (2001 to 2005), the advisor to CNL Hotels & Resorts, Inc., where he served as vice president of accounting and financial reporting. Prior to that, he worked in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in accounting and an M.S. in accounting from the University of Central Florida.

Ixchell C. Duarte. Senior Vice President and Chief Accounting Officer. Ms. Duarte has served as the Company’s senior vice president and chief accounting officer since March 2012, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of the Company’s Advisor since November 2013. Ms. Duarte has also served as senior vice president and chief accounting officer since March 2012 of CNL Healthcare Properties, Inc., a public, non-traded REIT, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of its advisor since November 2013. Since June 2012, Ms. Duarte has served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT, and has served as senior vice president of its advisor since November 2013. She has served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, since June 2012 and has served as senior vice president of its advisor since November 2013. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet, a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). Ms. Duarte is a certified public accountant. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania.

Holly J. Greer. General Counsel, Senior Vice President and Secretary. Ms. Greer has served as the Company’s general counsel, senior vice president and secretary since March 2011. She has also served as senior vice president of the Company’s current Advisor, CNL Lifestyle Advisor Corporation, since November 2013 and previously served as assistant general counsel and vice president (December 2010 to April 2011) and senior vice president, legal affairs (April 2011 to November 2013). Ms. Greer served as the Company’s associate general counsel (January 2010 until March 2011) and vice president (December 2009 until March 2011). Ms. Greer joined the Company in August 2006, where she initially served as acquisition counsel for the Company’s former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to the Company and its former advisor, overseeing real estate and general corporate legal matters. She served as assistant general counsel of its former advisor (November 2009 to January 2010) and served as associate general counsel and vice president (January 2010 until April 2011). Ms. Greer has also served as general counsel, senior vice president and secretary of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2011. She previously served as associate general counsel and vice president (June 2010 to March 2011). Ms. Greer has also served as senior vice president of its advisor since November 2013 and previously served as associate general counsel and vice president (June 2010 until April 2011) and served as senior vice president, legal affairs (April 2011 until November 2013. Ms. Greer has served as general counsel, senior vice president and secretary of CNL Growth Properties, Inc. and Global Income Trust, Inc., public, non-traded REITs, since August 2011 and as senior vice president and secretary of their advisors since August 2011. Prior to joining the Company, Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

Board Leadership Structure: Board Independence and Role in Risk Oversight

The Board is currently comprised of five directors, with Mr. Seneff serving as the chairman of the Board. The Bylaws allow the roles of chairman of the board and chief executive officer to be separated or combined, and the Board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. The chairman, Mr. Seneff, has unique knowledge, experience and relationships with the Board and management and within a broad spectrum of the real estate market, and his continued role as chairman provides significant value to the Company. Mr. Mauldin, the president and chief executive officer, has extensive experience and relationships in the sectors in which the Company acquires and owns real estate properties and the Board believes that these attributes are complementary to the strengths of Mr. Seneff.

For the year ended December 31, 2013, each of Dr. Douglas and Messrs. Ford and Woody served as Independent Directors. Although the Company’s shares are not listed on the New York Stock Exchange, the Company applies the exchange’s standards of independence to its own outside directors and for the year ended December 31, 2013, each of Dr. Douglas Messrs. Ford and Woody met the definition of “independent” under Section 303A.02 of the New York Stock Exchange listing standards.

The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, the Audit Committee holds an extensive meeting with senior management, PricewaterhouseCoopers and internal audit dedicated to reviewing the categories of risk the Company faces, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the president and chief executive officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Compensation of Independent Directors

During the year ended December 31, 2013, each Independent Director received a $45,000 annual fee for services as well as $2,000 per Board meeting attended, whether they participated by telephone or in person. Each Independent Director serving on the Audit Committee received $2,000 per Audit Committee meeting attended, whether they participated by telephone or in person. The Audit Committee Chair received an annual retainer of $10,000 in addition to Audit Committee meeting fees and fees for meeting with the independent accountants as a representative of the Audit Committee. Independent Directors are also paid $2,000 per day for their participation in certain meetings and other Company related business outside of normally scheduled Board meetings. No additional compensation is paid for attending the 2014 Annual Meeting.

The following table sets forth the compensation earned or paid to the Company’s directors during the year ended December 31, 2013 for their service on the Board and Audit Committee (where applicable):

Name	Fees Earned or Paid in Cash	Total
James M. Seneff, Jr.	None	None
Thomas K. Sittema	None	None
Bruce Douglas	$69,000	$69,000
Adam Ford	$81,000	$81,000
Robert J. Woody	$69,000	$69,000

Board Meetings During Fiscal Year 2013

The Board met seven times during 2013. Each member of the Board attended 100% of the total Board meetings with the exception of Mr. Seneff. During 2013, the Audit Committee held five meetings and each member of the Audit Committee attended 100% of the total meetings. Although the Company does not have a policy on director attendance at the 2014 Annual Meeting of stockholders, directors are encouraged to do so. All the directors of the Company attended the 2013 annual meeting of stockholders with the exception of Mr. Woody.

Committees of the Board of Directors

The Company has a standing Audit Committee, the members of which are selected by the Board each year. During 2013, the Audit Committee was comprised of Dr. Bruce Douglas and Messrs. Adam Ford, and Robert, J. Woody, each of whom was determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. The Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is posted on the Company’s website at http://www.cnlifestylereit.com. The Audit Committee assists the Board by providing oversight responsibilities relating to:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of the Company’s independent auditors;

•	The systems of internal controls;

•	The performance of the Company’s internal audit function;

•	Compliance with management’s audit, accounting and financial reporting policies and procedures; and

•	Company risk management.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2013, the Audit Committee met four times with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Mr. Ford is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, the Company does not have a nominating committee, and therefore, does not have a nominating committee charter. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, including a majority of “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. The Board does not have a formal policy regarding diversity. The Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Company stockholders may recommend individuals to the Board for consideration as potential director candidates by timely submitting their names and appropriate background and biographical information to the Company’s Secretary at the Company’s offices. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Currently, the Company does not have a compensation committee because it does not have any employees and does not separately compensate its executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange such as the New York Stock Exchange or the NASDAQ Stock Market or the Company has employees to whom it directly provides compensation, the Company will form a compensation committee, the members of which will be selected by the full Board each year.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2013 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s chief executive officer and chief financial officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered certified public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and letters from PricewaterhouseCoopers required by Rule 3524 and Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2013 Annual Report on Form 10-K for filing with the Commission.

The Audit Committee:
Dr. Bruce Douglas
Adam Ford
Robert J. Woody

Corporate Governance

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

•	The majority of the Board are Independent Directors and all of the members of the Audit Committee are Independent Directors.

•	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•	The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company as well as all directors, officers and employees of the Company’s Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•	The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Company’s Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Company’s Code of Business Conduct and Whistleblower Policy are available on the Company’s website at http://www.cnllifestylereit.com.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to the Board member or members, c/o Holly J. Greer, Secretary, CNL Lifestyle Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Secretary will review and forward correspondence to the appropriate person or persons for response.

EXECUTIVE COMPENSATION

Board of Directors Report on Compensation

The following report of the Board does not constitute “soliciting material” and should not be deemed “filed” with the Commission or incorporated by reference into any other filing the Company makes under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this report by reference therein.

The Board reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement (“CD&A”). Based on the Board’s review of the CD&A and the Board’s discussions of the CD&A with management, the Board approved including the CD&A in this proxy statement and the Company’s 2013 Annual Report on Form 10-K for filing with the Commission.

The Board of Directors:
James M. Seneff, Jr.
Thomas K. Sittema
Dr. Bruce Douglas
Adam Ford
Robert J. Woody

Compensation Discussion and Analysis

The Company has no employees and all of its executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. The Company does not separately compensate its executive officers for their service as officers. The Company did not pay any annual salary or bonus or long-term compensation to its executive officers for services rendered in all capacities to the Company during the year ended December 31, 2013. See “Certain Relationships and Related Transactions” for a description of the fees paid and expenses reimbursed to the Advisor and its affiliates.

If the Company determines to compensate named executive officers in the future, the Board will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of the Company’s shares.

SECURITY OWNERSHIP

The following table sets forth as of October 31, 2014 the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than 5% of its common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. Fractional shares are rounded to the nearest whole number. Except as noted below, the address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares
James M. Seneff, Jr.	33,936	(1)	*
Bruce Douglas	10,206		*
Robert J. Woody	—		—
Adam Ford	—		—
Thomas K. Sittema	—		—
Stephen H. Mauldin	6,399		*
Joseph T. Johnson	1,610		*
Ixchell C. Duarte	—		—
Holly J. Greer	789		*
All directors and executive officers as a group (9 persons)	52,940		*

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	This number represents shares attributed to Mr. Seneff as a result of (i) his control of CNL Financial Group, Inc. which owns 13,936 shares of the Company and (ii) his control of the Company’s former advisor, CNL Lifestyle Company LLC, which owns 20,000 shares of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain officers and persons who own more than 10% of the Company’s equity securities that are registered under the Exchange Act, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission (such persons hereinafter referred to as “Reporting Persons”). Reporting Persons are required by the Commission’s regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

The Company does not have any stockholders who own more than 10% of the Company’s outstanding common stock. The Company believes, based upon a review of Company records and reports filed with the Commission with respect to 2013, that the Company’s Reporting Persons complied with all Section 16(a) filing requirements during 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisor and certain of the Advisor’s affiliates receive fees and compensation in connection with the Company’s stock offerings and in connection with the acquisition, management and sale of its assets. The related-party fees and compensation incurred by the Company have been reviewed by its Independent Directors, who have determined that such transactions are fair and reasonable and are on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Certain directors and officers of the Company hold similar positions with the Advisor and CNL Securities Corp. (the “Managing Dealer”), which served as the managing dealer for the Company’s common stock offerings. The Company’s chairman of the Board indirectly owns a controlling interest in CNL and the Managing Dealer. The Advisor, the Predecessor Advisor and the Managing Dealer received fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

Pursuant to an advisory agreement between the Company and the Advisor (the “Advisory Agreement”), the Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition, management and sale of the Company’s assets, as well as the refinancing of debt obligations of the Company or its subsidiaries and an asset management fee based on the Company’s real estate asset value as defined in the Advisory Agreement. In addition, the Advisor and its affiliates are entitled to reimbursement of actual costs incurred on behalf of the Company in connection with the Company’s organizational, offering, acquisition and operating activities.

For the years ended December 31, 2013, 2012 and 2011, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2013	2012
Acquisition fees:
Acquisition fees from offering proceeds (1)	$1,286	$1,785
Acquisition fees from debt proceeds (2)	3,273	5,235

Total	4,559	7,020

Asset management fees: (3)	34,683	35,725

Reimbursable expenses: (4)
Acquisition costs (5)	252	409
Operating expenses (6)	7,246	8,002

Total	7,498	8,411

Total fees earned and reimbursable expenses	$46,740	$51,156

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property. The fees are generally equal to 3.0% of gross offering proceeds from the sale of the Company’s common stock including proceeds from shares sold under its DRP.
(2)	Acquisition fees from debt proceeds are paid for services in connection with the incurrence of indebtedness, including the Company’s pro-rata share of joint venture indebtedness. The fees are generally equal to 3.0% of loan proceeds.
(3)	Asset management fees are paid monthly based on the Company’s real estate asset value, which is generally the amount actually paid or allocated to the purchase, development, construction or improvement of a property, and the outstanding principal amount of any mortgage note receivable as of the end of the preceding month. For the period prior to April 1, 2014, monthly asset management fees equaled 0.08334% of the Company’s real estate value as of the end of the preceding month. Effective April 1, 2004, asset management fees were reduced to 0.07500% of the Company’s real estate value as of the end of the preceding month.
(4)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the Advisory Agreement, the Company will not reimburse the Advisor for any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2.0% of average invested assets or 25.0% of net income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. For the expense years ended December 31, 2013 and 2012, operating expenses did not exceed the Expense Cap.
(5)	Includes approximately $0.1 million for reimbursable offering costs to the Advisor for services provided to the Company for its executive officers during the year ended December 31, 2011. The reimbursable expenses include components of salaries, benefits and other overhead charges. No such reimbursable costs were incurred during the years ended December 31, 2013 and 2012.
(6)	Includes approximately $0.1 million for reimbursable expenses to the Advisor for services provided to the Company for its executive officers during each of the years ended December 31, 2013 and 2012. The reimbursable expenses include components of salaries, benefits and other overhead charges.
(7)	Includes approximately $0.6 million and $0.5 million for reimbursable expenses to the Advisor for services provided to the Company for its executive officers during the years ended December 31, 2013 and 2012, respectively. The reimbursable expenses include components of salaries, benefits and other overhead charges.

Amounts due to affiliates for fees and expenses described above are as follows (in thousands):

	As of December 31,
	2013	2012
Due to the Advisor and its affiliates:
Asset management fees	$—	$14
Operating expenses	671	509
Acquisition fees and expenses	354	463

Total	$1,025	$986

During 2013 and 2012, the Company’s Total Operating Expenses incurred represented approximately 1.4%, and 21.9% of Average Invested Assets, respectively, as each term is defined in the Company’s Charter. During 2013, the Company’s Total Operating Expenses incurred represented approximately 45.6% of Net Income, and during 2013, the Company’s Total Operating Expenses incurred represented approximately 50.2% of Net Loss, as each term is defined in the Company’s Charter.

The Company also maintains accounts at CNLBank, of which Mr. Seneff and Mr. Sittema, the Company’s chairman and vice-chairman, respectively, serve as directors. The Company had deposits at CNLBank of approximately $8.6 million and $5.5 million as of December 31, 2013 and 2012, respectively.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains, and/or the Board has adopted written restrictions relating to (i) transactions between the Company and its Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Provision of goods and services – No goods or services will be provided by the Advisor or its affiliates to the Company except for transactions in which the Advisor or its affiliates provide those goods or services in accordance with the Charter, or, if a majority of the Company’s directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable and on terms and conditions to the Company than those available from unaffiliated third parties.

Purchase or lease of properties – The Company will not purchase or lease properties from the Advisor, the directors or any affiliate without the determination by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the Advisor, director or affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its current value. Further, the Company will not sell or lease properties to the Advisor, the directors or affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

Loans to affiliates – The Company will not make loans to its Sponsor, the Advisor, the directors, or any affiliates thereof, except (i) mortgage loans subject to the restrictions governing mortgage loans in the Charter or (ii) to its subsidiaries or to ventures or partnerships in which the Company holds a controlling interest. Any loans to the Company by the Advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

Voting of shares – With respect to shares owned by the Advisor, the Company’s directors, or any affiliate thereof, neither the Advisor, nor the Company’s directors, nor any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Advisor, directors, or any affiliate thereof or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, directors, and any affiliate thereof may not vote or consent, any shares owned by any of them shall not be included.

Suitable investment opportunities - Certain of the Company’s directors and executive officers also serve as directors and executive officers of CNL Healthcare Properties, Inc., a public, non-traded company that has elected to be taxed as a REIT sponsored by CNL Financial Group, LLC., an affiliate of CNL. Although the Company has different investment objectives than CNL Healthcare Properties, Inc., an investment opportunity may be suitable for both the Company and CNL Healthcare Properties, Inc. The Company’s Board and the Advisor have agreed that, in the event an investment opportunity is presented to both the Company’s Advisor’s Investment Committee and the investment committee of the advisor for CNL Healthcare Properties, Inc. and it is determined that the opportunity may be suitable for both the Company CNL Healthcare Properties, Inc. and for which both entities have sufficient uninvested funds, the investment opportunity will be offered to the entities on an alternating basis as follows:

•	The first investment opportunity that meets this criteria will be first offered to the Company;

•	The second opportunity that meets this criteria will be first offered to CNL Healthcare Properties, Inc. (whether or not the Company passed on the first investment opportunity, and whether or not CNL Healthcare Properties, Inc., accepted an investment in the first investment opportunity); and

•	Thereafter, each offer of any investment opportunities will alternate on the foregoing basis. It shall be the duty of the Board, including the Independent Directors, to ensure that these policies are applied fairly to the Company.

This policy will continue in effect until such time as the Company’s Sponsor, CNL, no longer owns or controls the Company’s Advisor and the advisor of CNL Healthcare Properties, Inc.

Certain public or private entities affiliated with the Company’s Sponsor, CNL, are bound by conflict resolution procedures that may impact the investments that are available to the Company. In particular, certain of these public and private entities affiliated with CNL, some of which invest in assets similar to those in which the Company may invest, require that if an investment opportunity becomes available which is suitable for such sponsor- and/or CNL-affiliated entities, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. For purposes of this conflict resolution procedure for these other entities, an investment opportunity will be considered “offered” when the opportunity is presented to the applicable board of directors for its consideration. In addition to various other factors, the determination as to whether or not an investment opportunity is suitable for more than one program will be determined based on the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of the properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. A subsequent development regarding the investment opportunity, such as a delay in the closing of a property or a delay in the construction of a property, may cause any such investment to be more appropriate for an entity other than the entity which committed to make the investment. Although neither the Company nor its Advisor are bound by these conflict resolution procedures, the Company and its Advisor may be restricted by such procedures.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers acted as the Company’s independent registered certified public accounting firm to audit the Company’s books and records for the fiscal year ended December 31, 2013. PricewaterhouseCoopers reports directly to the Company’s Audit Committee. The Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers be appointed as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014. Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014.

Stockholder ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the outcome of the proposal.

Although not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of the Company’s books and records is a matter of importance to the Company’s stockholders. If the Company’s stockholders do not ratify the appointment, the Company’s Audit Committee will reconsider the appointment of PricewaterhouseCoopers, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the Company’s best interest and the best interest of the Company’s stockholders.

Representatives of PricewaterhouseCoopers are expected to be present at the 2014 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

The Board unanimously recommends a vote “FOR” ratification of the appointment PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014.

Auditor Fees

PricewaterhouseCoopers serves as the Company’s principal accounting firm and audited the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012.

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers for 2013 and 2012 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table (amounts in thousands).

	Year Ended December 31,
	2013	2012
Audit fees	$888	$858
Audit-related fees	—	—
Tax fees	855	704
All other fees	—	—

Total fees	$1,743	$1,562

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and quarterly reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services performed by PricewaterhouseCoopers that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include consents related to the Company’s registration statements, assistance with, and review of, other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations. There were no professional services rendered by PricewaterhouseCoopers that would be classified as audit-related fees during the years ended December 31, 2013 and 2012.

Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – There were no professional services rendered by PricewaterhouseCoopers that would be classified as other fees during the years ended December 31, 2013 and 2012.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

The Board does not know of any matters to be presented at the 2014 Annual Meeting other than those stated herein. If any other business should come before the 2014 Annual Meeting, the person(s) named in the enclosed proxy will vote thereon in their discretion.

PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2015 (the “2015 Annual Meeting”) must be received at the Company’s offices at 450 South Orange Avenue, Orlando, Florida 32801 no later than February 25, 2015.

Notwithstanding the aforementioned deadline, under the Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at the 2015 Annual Meeting. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by Holly J. Greer, Secretary of the Company. With respect to proposals for the 2015 Annual Meeting, the Secretary of the Company must receive notice of any such proposal no earlier than March 27, 2014 and no later than April 27, 2015.

ALL STOCKHOLDERS ARE URGED TO AUTHORIZE YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE 2013 ANNUAL MEETING AND VOTE IN PERSON. If you attend the 2014 Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,
Holly J. Greer
November 5, 2014 Orlando, Florida	Secretary

ANNEX 1

2014 FORM OF PROXY

P.O. BOX 4920 ORLANDO, FL 32802-4920	VOTE BY INTERNET - www.proxyvote.com

Use the Internet, 24 hours a day, 7 days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Call 1-800-690-6903 using any touch-tone telephone, 24 hours a day, 7 days a week, toll-free, to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the annual report, Proxy Statement, and other correspondence can be accessed via the Internet, including distribution statements and tax forms. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnllifestylereit.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79026-P56839	KEEP THIS PORTION FOR YOUR RECORDS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN ONLY THIS PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL LIFESTYLE PROPERTIES, INC. 2014 ANNUAL MEETING OF STOCKHOLDERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1.	Election of Directors - The Board recommends a vote “FOR” the election to the Board of the following director nominees:		For	Against	Abstain

	1a.	James M. Seneff, Jr.	☐	☐	☐

	1b.	Thomas K. Sittema	☐	☐	☐

	1c.	Bruce Douglas	☐	☐	☐

	1d.	Adam J. Ford	☐	☐	☐

	1e.	Robert J. Woody	☐	☐	☐

						For	Against	Abstain
2.	Ratification of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2014.					☐	☐	☐

NOTE: Other business may properly come before the meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M79027-P56839

ANNUAL MEETING PROXY CARD

CNL LIFESTYLE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints each of James M. Seneff, Jr. and Thomas K. Sittema, severally and not jointly, as attorney-in-fact and proxy, with full power of substitution, to attend the Annual Meeting of Stockholders of CNL Lifestyle Properties, Inc. (the “Company”) to be held at CNL City Center, 450 S. Orange Avenue, Orlando, Florida, 32801, at 9:30 a.m., Eastern Standard Time, on December 10, 2014, and any adjournments or postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, and to otherwise represent the undersigned at the Annual Meeting with all powers possessed by the undersigned as if personally present at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSAL. The votes represented by this proxy will be cast in the discretion of the proxy holder on any other business properly coming before the Annual Meeting or any adjournment or postponement thereof, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side.

Please Vote!
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

Reduce corporate expenses by submitting your vote by Internet at www.proxyvote.com.

☒	Read the Enclosed Materials… Enclosed is the following information for the CNL Lifestyle Properties, Inc. Annual Meeting of Stockholders:

	—	Proxy Statement that describes the proposals to be voted upon
	—	Proxy card for each registration*

*You may have more than one proxy card included in your packet because you have multiple registrations. Please be sure to vote all proxies in your packet.

☒	Vote by Internet… Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card.

☒	… Or Complete the Proxy Card and Return by Mail… On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

☒	...Or Vote by Telephone

Call (800) 690-6903 using a touch-tone telephone and follow the simple, recorded instructions. Your control number is located on the proxy card.

If you voted by Internet or by phone, please DO NOT mail back the proxy card.

☒	For Assistance… If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc., at (855) 737-3180.

Thank you!

We appreciate your participation and support. Again, please be sure to vote. Your vote is important!